Exhibit 10.1
SUPPLEMENT NO. 3 TO
CREDIT AGREEMENT
     This Supplement No. 3 dated as of March 3, 2009 (this “Supplement”) supplements the Credit Agreement dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Willbros United States Holdings, Inc., a Delaware corporation formerly known as Willbros USA, Inc. (the “Borrower”), Willbros Group, Inc., a Panamanian corporation (the “Existing Parent”), certain Subsidiaries and Affiliates of the Existing Parent (together with the Existing Parent, each, a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Calyon New York Branch, as Administrative Agent, Collateral Agent and Issuing Bank.
     A. The Guarantors entered into the Credit Agreement in order to induce the Lenders to make Advances and the Issuing Bank to issue Letters of Credit. Pursuant to Section 6.03(b) of the Credit Agreement, Willbros Group, Inc., a Delaware corporation (the “New Guarantor”) is required to enter into the Credit Agreement as a Guarantor in connection with the Restructuring Transaction (as defined in the Credit Agreement).
     B. The New Guarantor is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under Article VIII of the Credit Agreement in order to induce the Lenders to make additional Advances and the Issuing Bank to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.
     Accordingly, the New Guarantor, the Borrower and the Administrative Agent agree as follows:
     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     SECTION 2. Supplement. The New Guarantor by its signature below becomes a Guarantor under Article VIII of the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Credit Agreement shall be deemed to include the New Guarantor. The Credit Agreement is hereby incorporated herein by reference. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
     SECTION 3. Representations and Warranties. The New Guarantor represents and warrants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     SECTION 4. Execution in Counterparts. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor, the Borrower and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 5. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.
     SECTION 6. Severability. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
     SECTION 8. Costs and Expenses. The Borrower and the New Guarantor each agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.
[Signature pages follow.]

     IN WITNESS WHEREOF, the New Guarantor, the Borrower and the Administrative Agent have duly executed this Supplement as of the date first above written.

NEW GUARANTOR: WILLBROS GROUP, INC., a Delaware corporation
By:	/s/ Gay Stanley Mayeux
	Name:	Gay Stanley Mayeux
	Title:	Authorized Representative

Address for notice to the New Guarantor:

c/o Willbros United States Holdings, Inc.
Attention: Gay Stanley Mayeux
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
Fax No. (713) 403-8010
Gay.Mayeux@willbros.com

BORROWER:

WILLBROS UNITED STATES HOLDINGS, INC. (f/k/a Willbros USA, Inc.)
By:	/s/ Gay Stanley Mayeux
	Name:	Gay Stanley Mayeux
	Title:	Authorized Representative

ADMINISTRATIVE AGENT: CALYON NEW YORK BRANCH, as Administrative Agent
By:	/s/ David Gurghian
	Name:	David Gurghian
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Director